EXHIBIT 21.1

                         List Of Subsidiaries


        1.       The direct subsidiaries of the Visual Bible
International, Inc. are:

         (a)     Visual Bible, Inc., a Florida corporation ("VB");

         (b)     Visual Scriptures, Inc., a Florida corporation ("VS");

         (c)     Visual Bible Kids, Inc., a Florida corporation ("VB
Kids");

         (d)     Visual Bible Europe, Inc., a Florida corporation
("VB Europe");

         (e) Visual Bible Ontario, Ltd., an Ontario, Canada corporation ("VB Canada"); and

         (f)     Anadomini 2000 Productions, Inc., an Ontario,
Canada corporation ("Anadomini").

        2.       The direct subsidiaries of VB are:

         (a)     Visual Entertainment, Inc., a Texas corporation
("VE");

         (b) Visual Bible Productions, Inc., a Florida corporation ("Productions"); and

         (c)     Visual Releasing, Inc., a Florida corporation
("Releasing")

         (d)     Visual MLJ, Inc., a Florida corporation ("MLJ").

        3. The direct subsidiary of VE is Visual Entertainment Music LLC., a Texas limited liability company ("Music").